Francis Manzo

From: <TMOfficialNotices@USPTO.GOV>
To: <francismanzo@comcast.net>
Sent: Monday, May 24, 2010 11:35 PM
Subject: Official USPTO Notice of Publication: Serial Number: 77908138

NOTICE OF PUBLICATION

Serial Number: 77-908,138
Mark: DREWRYS(STANDARD CHARACTER MARK)
International Class(es): 032
Applicant: Aventura beverages, Inc.
Attorney Reference Number:

The mark identified above has been published in the Trademark Official Gazette (OG) on May 25, 2010. Any party who believes it will be damaged by the registration of the mark may file a notice of opposition (or extension of time therefor) with the Trademark Trial and Appeal Board. If no party files an opposition or extension request within thirty (30) days after the publication date, then within twelve (12) weeks of the publication date a certificate of registration should issue.

On the publication date or shortly thereafter, the applicant should carefully review the information that appears in the OG for accuracy (see steps, below). If any information is incorrect, the applicant should immediately email the requested correction to TMPostPubQuery@uspto.gov. For general information about this notice, please contact the Trademark Assistance Center at 1-800-786-9199.

1. Click on the following link or paste the URL into an internet browser: http://www.uspto.gov/web/trademarks/tmog/20100525_OG.pdf#page=1
2. Wait for the total OG to upload completely (as indicated on bottom of OG page).
3. At the top/side of the displayed page, click wherever the 'binoculars' icon appears.
4. Enter in the 'search' box the name of the applicant (for individual: last name, first name) or the serial number in this exact format (with hyphen and comma): 77-908,138, e.g.
5. View the retrieved result(s). If multiple results appear in the 'results' box, click directly on each 'search term' shown in the box to access all separate appearances in the OG.